EXHIBIT 99.1

Perrigo Reports Third Quarter Fiscal Year 2023 Financial Results From Continuing Operations

Realized Third Quarter Double-Digit Gross Profit, Operating Income and EPS Growth
Year-Over-Year

Delivered Third Quarter Gross Margin and Operating Margin Expansion Year-Over-Year and Sequentially

Achieved Fifth Consecutive Quarter of Double-Digit Adjusted Gross Profit, Adjusted Operating Income and Adjusted EPS Growth Year-Over-Year

Third Quarter 2023 Highlights:

•Third quarter net sales of $1.1 billion grew 2.2% versus the prior year quarter. Organic1 net sales decreased 1.2%, including -2.8 percentage points from purposeful SKU prioritization actions to enhance margins as part of the Company's Supply Chain Reinvention Program and the HRA Pharma ("HRA") distributor transitions.

•Consumer Self-Care International ("CSCI") net sales increased 11.2% compared to the prior year quarter and organic net sales increased 6.2%, including -1.4 percentage points impact from the HRA distributor transition. Consumer Self-Care Americas ("CSCA") net sales decreased 2.6% compared to the prior year quarter, including -3.6 percentage points from purposeful SKU prioritization actions.
•Third quarter GAAP ("reported") gross margin was 36.6%, a 360 basis points improvement compared to the prior year quarter. Non-GAAP ("adjusted") gross margin was 39.5%, a 300 basis points improvement compared to the prior year quarter, and an 80 basis points improvement compared to the second quarter of 2023.

•Third quarter reported earnings per share ("EPS") was $0.11, compared to a loss of $(0.39) in the prior year quarter.

•Adjusted diluted EPS was $0.64, compared to $0.56 in the prior year quarter, an increase of 14.3%. Adjusted diluted EPS included an unfavorable impact of $0.03 from the HRA distributor transition as part of the integration plan to capture synergies.

•Third quarter operating cash flow was $125 million, leading to an operating cash flow conversion2 of 143%, and cash and cash equivalents on the balance sheet closed at $598 million.

•Company updates its fiscal 2023 organic net sales and total net sales growth outlook range to 1.0%-3.0% and 4.0%-6.0%, respectively, versus the prior year. The Company also updates its adjusted diluted EPS range outlook to $2.50-$2.60 (see Fiscal 2023 Outlook section below).

Year-to-Date 2023 Highlights:

•Year-to-date 2023 net sales were $3.5 billion, an increase of 6.1% versus the prior year period. Organic net sales increased 2.4%, including -1.9 percentage points from purposeful SKU prioritization actions and the HRA distributor transitions.

•CSCI year-to-date net sales of $1.3 billion grew 12.7% versus the prior year period, with organic growth of 8.6%. CSCA year-to-date net sales of $2.2 billion grew 2.7% compared to the prior year period, while organic net sales decreased 1.0%, including -2.6 percentage points from purposeful SKU prioritization actions.

•Year-to-date GAAP ("reported") gross margin was 35.8%, a 330 basis points improvement compared to the prior year period. Non-GAAP ("adjusted") gross margin was 38.5%, a 300 basis points improvement compared to the prior year period.

•Year-to-date reported EPS was $0.17, as compared to a loss of $(0.88) in the prior year period.

•Year-to-date adjusted diluted EPS was $1.72, as compared to $1.32 in the prior year period, an increase of 30.3%. Adjusted diluted EPS included an unfavorable impact of $0.14 from the HRA distributor transition as part of the integration plan to capture synergies.

(1) See attached Appendix for details. Change in net sales on an organic basis, also referred to as an increase or decrease in organic net sales, excludes the effects of acquisitions, divestitures, exited product lines and the impact of currency.
(2) See attached Appendix for details. Operating cash flow conversion is calculated as operating cash flow as a percentage of adjusted net income.
(3) All tables and data may not add due to rounding.

Dublin, Ireland - November 7, 2023 - Perrigo Company plc (NYSE: PRGO) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced financial results from continuing operations for the third quarter ended September 30, 2023. All comparisons are against the prior year fiscal third quarter, unless otherwise noted.

President and CEO, Patrick Lockwood-Taylor commented, "I have immersed myself in all facets of our global business since becoming CEO four months ago and remain excited about our opportunities ahead. We have created a 'One Perrigo' blueprint that will guide us to build an operating model where our portfolio, operating systems and behaviors will be simplified, standardized and scaled. This will position us to win in self-care through the creation of a sustainable and value accretive growth engine that will drive Perrigo for the long-term."

Lockwood-Taylor concluded, "The Perrigo team delivered third quarter double-digit gross profit, operating income and EPS growth year-over-year led by strong business fundamentals across the global portfolio, which more than offset continued volatility in infant formula. While we have updated our expectations for infant formula and the adverse impact from currency translation, the strength of our diversified portfolio, greater than originally anticipated margin expansion and a lower expected adjusted tax rate allows us to maintain the mid-to-lower end of our original 2023 EPS guidance range."

Refer to Tables I through VIII at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The

Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter Perrigo 2023 Results from Continuing Operations

Third Quarter 2023 Net Sales Change Compared to Prior Year(3)
	Reported Net Sales Growth	Foreign Exchange Impact	Constant Currency Net Sales	Net Divestitures, Acquisitions, & Product Line Exits	Organic Net Sales Growth
CSCA	(2.6)%	—%	(2.6)%	(2.6)%	(5.1)%
CSCI	11.2%	(6.0)%	5.2%	1.0%	6.2%
Total Perrigo	2.2%	(2.1)%	0.1%	(1.4)%	(1.2)%

Reported net sales of $1.1 billion increased $24 million, or 2.2%, driven primarily by 1) +2.5 percentage points from the acquisition of the Gateway infant formula facility and the U.S. and Canadian Good Start® infant formula brand ("Gateway"), and 2) +2.1 percentage points from foreign currency translation. This growth was partially offset by a decrease in organic net sales of 1.2% including a -2.8 percentage points impact from SKU prioritization actions and the HRA distributor transitions.
Organic net sales were driven primarily by strategic pricing actions of +4.7 percentage points and new products sales. This growth was more than offset by 1) -2.3 percentage points from purposeful SKU prioritization actions, 2) lower net sales in legacy U.S. Nutrition due primarily to lower manufacturing productivity stemming from the U.S. Food and Drug Administration's ("FDA") evolving industry guidelines on infant formula manufacturing, and 3) -0.5 percentage points related to HRA distributor transitions as part of the integration plan to capture synergies.

Reported gross margin was 36.6%, a 360 basis points increase versus the prior year quarter. Adjusted gross margin expanded 300 basis points to 39.5% driven by strategic pricing actions, benefits from purposeful SKU prioritization actions and higher margin new products. These positive initiatives were partially offset by higher cost of goods sold inflation in CSCI and lower manufacturing productivity in U.S. Nutrition. These same factors drove gross profit growth versus the prior year quarter.

Reported operating income was $62 million compared to $33 million in the prior year period. Adjusted operating income grew $17 million, or 13.0%, to $150 million driven by gross profit flow-through described above, in addition to favorable currency translation and lower distribution expenses. These benefits were partially offset by higher operating expenses, driven primarily by the addition of Gateway.

Reported net income was $15 million, or $0.11 per diluted share, compared to a reported net loss of $52 million, or ($0.39) per diluted share, in the prior year. Excluding certain charges as outlined in Table I, third quarter 2023 adjusted net income was $87 million, or $0.64 per diluted share, compared to $76 million, or $0.56 per diluted share, in the prior year. Third quarter adjusted EPS included an unfavorable impact of $0.03 due to the HRA distributor transitions.

Third Quarter 2023 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

Third Quarter 2023 Net Sales Change Compared to Prior Year(3)
	Reported Net Sales Growth	Foreign Exchange Impact	Constant Currency Net Sales	Net Divestitures, Acquisitions, & Product Line Exits	Organic Net Sales Growth
CSCA	(2.6)%	—%	(2.6)%	(2.6)%	(5.1)%

CSCA reported net sales of $704 million decreased 2.6%, including +3.8 percentage points from the addition of Gateway. Organic net sales decreased 5.1% as strategic pricing actions and new product sales were more than offset by 1) -3.6 percentage points due to purposeful SKU prioritization actions to enhance margins as part of the Company's Supply Chain Reinvention Program, 2) lower net sales in legacy U.S. Nutrition due primarily to lower manufacturing productivity, and 3) lower net sales of branded OTC products. Primary category drivers are provided below.

Nutrition
Net sales of $131 million increased 5.1% due primarily to the Gateway acquisition. This benefit was partially offset by lower net sales in legacy infant formula due to lower manufacturing productivity stemming from the FDA's evolving industry guidelines on infant formula manufacturing and exited product lines.

Upper Respiratory
Net sales of $130 million decreased 1.5% due primarily to the launch and channel fill of Nasonex® in the prior year quarter and exited product lines, partially offset by higher net sales of cough cold products, led by store brand Guaifenesin-based offerings, and the new product launch of store brand Cough Relief Liquid Honey.

Digestive Health
Net sales of $117 million decreased 2.1% due primarily to lower net sales of store brand Proton Pump Inhibitors, partially offset by higher net sales of store brand laxatives, including Polyethylene Glycol 3350 Orange.

Pain & Sleep-Aids
Net sales of $94 million decreased 9.5% due primarily to purposeful SKU prioritization actions in adult analgesic offerings to focus capacity on higher margin products, partially offset by sales of new products, including store brand Dual Action Acetaminophen 250mg and Ibuprofen 125mg Tablets, and higher demand for children's analgesics products.

Healthy Lifestyle
Net sales of $79 million increased 7.6% due primarily to higher volumes and market share gains in smoking cessation products.

Oral Care
Net sales of $77 million decreased 8.5% due primarily to purposeful SKU prioritization actions and timing of promotions compared to the prior year quarter, partially offset by higher net sales of store brand teeth whitening products and power toothbrush handles.

Skin Care
Net sales of $48 million decreased 2.7% due primarily to exited product lines, partially offset by strong performance of Mederma®.

Women's Health
Net sales of $10 million decreased 17.7% due primarily to purposeful SKU prioritization actions in feminine hygiene.

Vitamins, Minerals, and Supplements ("VMS") and Other
Net sales of $18 million decreased 24.4% due primarily to purposeful SKU prioritization actions.

Reported gross margin was 31.8%, a 550 basis points increase versus the prior year quarter. Adjusted gross margin expanded 430 basis points to 32.5% driven by 1) strategic pricing actions, 2) productivity savings in U.S. OTC and U.S. Oral Care, 3) benefits from SKU prioritization actions and exited product lines, and 4) the addition of the higher margin Gateway acquisition. These benefits were partially offset by lower manufacturing productivity in U.S. Nutrition.

Reported operating income was $91 million compared to $75 million in the prior year quarter. Adjusted operating income increased $4 million, or 3.5%, to $108 million driven by gross profit flow-through resulting from strategic pricing actions, productivity savings in U.S. OTC and U.S. Oral Care, and the addition of Gateway. These benefits were partially offset by higher operating expenses, driven primarily by the addition of operating expenses related to Gateway, lower manufacturing productivity in U.S. Nutrition and Opill® pre-launch investments.

Consumer Self-Care International Segment

Third Quarter 2023 Net Sales Change Compared to Prior Year(3)
	Reported Net Sales Growth	Foreign Exchange Impact	Constant Currency Net Sales	Net Divestitures, Acquisitions, & Product Line Exits	Organic Net Sales Growth
CSCI	11.2%	(6.0)%	5.2%	1.0%	6.2%

CSCI reported net sales increased 11.2% and constant currency net sales increased 5.2%. Reported net sales growth included a favorable impact of +6.0 percentage points related to foreign currency translation and an unfavorable impact of -1.4 percentage points related to HRA distributor transitions. Organic net sales increased 6.2% driven by strategic pricing actions and new products. Primary category drivers are provided below.

Skin Care
Net sales of $87 million increased 6.9%, or an increase of 4.4% excluding the impact of currency, driven primarily by the Sebamed and ACO brands, partially offset by lower net sales in wound care products.

Upper Respiratory
Net sales of $78 million increased 13.0%, or 5.1% excluding the impact of currency, due primarily to higher demand for cough cold products, including Coldrex and Bronchostop. Net sales of U.K. store brand cough cold products were also higher compared to the prior year period.

Pain & Sleep-Aids
Net sales of $61 million increased 32.5%, or an increase of 23.0% excluding the impact of currency, due primarily to quarterly phasing of Solpadeine, higher net sales in store brands and increased demand for Nytol.

Healthy Lifestyle
Net sales of $52 million increased 10.1%, or 4.4% excluding the impact of currency, due primarily to higher net sales of anti-parasite offerings that continue to outpace strong category growth and higher demand for smoking cessation products. This growth was partially offset by lower category consumption in weight loss, impacting XLS Medical.

VMS
Net sales of $46 million decreased 0.6%, or 7.5% excluding the impact of currency, due primarily to lower category consumption, impacting sales of Davitamon and Abtei.

Women's Health
Net sales of $29 million decreased 0.7%, or 7.0% excluding the impact of currency, due primarily to lower net sales in contraceptive products, which were primarily impacted by distributor transitions.

Oral Care
Net sales of $25 million increased 14.3%, or 6.5% excluding the impact of currency, due primarily to higher net sales of power toothbrush handles, Plackers® and improved service levels compared to the prior year.

Digestive Health and Other
Net sales of $43 million increased 14.6%, or 10.8% excluding the impact of currency, due primarily to higher net sales of store brand digestive health products and distribution brands.

Reported gross margin was 44.5%, a decrease of 120 basis points compared to the prior year quarter. Adjusted gross margin decreased 120 basis points to 51.2% as strategic pricing actions and higher margin new products were more than offset by less favorable product mix and higher cost of goods sold inflation.

Reported operating income was $14 million for the quarter compared to $1 million in the prior year. Adjusted operating income increased $18 million, or 28.2%, to $80 million due primarily to the same factors as the adjusted gross margin, in addition to favorable currency translation and lower advertising and promotion investments. These benefits were partially offset by higher administrative expenses.

Fiscal 2023 Outlook

The Company's fiscal year 2023 updated outlook is provided below:
•Reported net sales growth of 4.0% to 6.0% compared to the prior year, versus the previous range of 7.0% to 11.0%,
•Organic net sales growth of 1.0% to 3.0% compared to the prior year, versus the previous range of 3.0% to 6.0%,
•Interest expense of approximately $180 million,
•Full year adjusted tax rate of approximately ~14.0%, versus the previous expectation of ~17.0%,
•Adjusted diluted EPS range of between $2.50 to $2.60 versus the previous range of $2.50 to $2.70, and
•Operating cash flow conversion (operating cash flow as a percentage of adjusted net income) of approximately 100%.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The earnings conference call will be available live on Tuesday, November 7, 2023 at 8:30 A.M. (EST) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 0043209. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EST) Tuesday, November 7, until midnight Tuesday, November 14, 2023. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 7630596.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: supply chain impacts on the Company’s business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding the Company’s ability to obtain and maintain its regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of the coronavirus (COVID-19) pandemic and its variants; the timing, amount and cost of any share repurchases (or the absence thereof); fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisitions of Héra SAS ("HRA Pharma") and Nestlé’s Gateway infant formula plant along with the U.S. and Canadian rights to the GoodStart® infant formula brand and other related formula brands ("Gateway") and/or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisitions; risks associated with the integration of HRA Pharma and Gateway, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its Supply Chain Reinvention Program. Adverse results with respect to pending litigation could have a material adverse impact on the Company's operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divested businesses, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted operating income,
•adjusted diluted earnings per share,
•constant currency net sales growth, adjusted operating income and adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies. The Company presents these non-GAAP financial measures in order to provide transparency to our investors because they are measures that management uses to assess both management performance and the financial performance of our operations and to allocate resources. In addition, management believes that these measures may assist investors with understanding and evaluating our initiatives to drive improved financial performance and enables investors to supplementally compare our operating performance with the operating performance of our competitors including with those of our competitors having different capital structures. While we have excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For instance, we expect to continue to experience charges for facility exit and impairment charges and inventory write-downs related to store closures as the Company continues to complete a multi-year strategic initiative designed to improve overall performance. We also expect to continue to experience and report restructuring-related charges associated with continued execution of our strategic initiatives.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, constant currency adjusted diluted EPS, constant currency adjusted operating income, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company also discloses net sales growth excluding the impact of currency on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; E-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$1,123.8	$1,100.2	$3,498.7	$3,296.3
Cost of sales	712.6	737.3	2,245.6	2,223.5
Gross profit	411.2	362.9	1,253.1	1,072.8

Operating expenses
Distribution	27.8	30.6	85.0	84.5
Research and development	29.6	29.8	92.9	90.5
Selling	150.2	144.5	489.2	431.0
Administration	126.0	105.9	393.6	386.0
Restructuring	15.5	19.1	25.7	32.2
Other operating (income) expense, net	—	(0.1)	(0.8)	0.7
Total operating expenses	349.1	329.8	1,085.6	1,024.9

Operating income	62.1	33.1	167.5	47.9

Interest expense, net	43.5	41.0	131.1	115.1
Other (income) expense, net	(0.6)	(4.0)	(9.6)	48.7
(Gain) loss on extinguishment of debt	—	(0.4)	—	8.9
Income (loss) from continuing operations before income taxes	19.2	(3.5)	46.0	(124.8)
Income tax expense (benefit)	3.8	48.6	22.7	(6.6)
Income (loss) from continuing operations	15.4	(52.1)	23.3	(118.2)
Income (loss) from discontinued operations, net of tax	(1.2)	2.7	(3.7)	1.3
Net income (loss)	$14.2	$(49.4)	$19.6	$(116.9)

Earnings (loss) per share
Basic
Continuing operations	$0.11	$(0.39)	$0.17	$(0.88)
Discontinued operations	(0.01)	0.02	(0.03)	0.01
Basic earnings (loss) per share	$0.10	$(0.37)	$0.14	$(0.87)
Diluted
Continuing operations	$0.11	$(0.39)	$0.17	$(0.88)
Discontinued operations	(0.01)	0.02	(0.03)	0.01
Diluted earnings (loss) per share	$0.10	$(0.37)	$0.14	$(0.87)

Weighted-average shares outstanding
Basic	135.5	134.6	135.2	134.4
Diluted	136.9	134.6	136.6	134.4

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$598.3	$600.7
Accounts receivable, net of allowance for credit losses of $8.2 and $6.8, respectively	737.8	697.1
Inventories	1,149.5	1,150.3
Prepaid expenses and other current assets	279.7	271.8
Total current assets	2,765.3	2,719.9
Property, plant and equipment, net	902.9	926.3
Operating lease assets	199.9	217.1
Goodwill and indefinite-lived intangible assets	3,554.7	3,549.0
Definite-lived intangible assets, net	2,941.4	3,230.2
Deferred income taxes	6.8	7.1
Other non-current assets	387.3	367.7
Total non-current assets	7,993.0	8,297.4
Total assets	$10,758.3	$11,017.3
Liabilities and Shareholders’ Equity
Accounts payable	$433.1	$537.3
Payroll and related taxes	108.8	136.4
Accrued customer programs	156.3	139.1
Other accrued liabilities	262.3	250.2
Accrued income taxes	9.8	14.4
Current indebtedness	38.1	36.2
Total current liabilities	1,008.4	1,113.6
Long-term debt, less current portion	4,048.5	4,070.4
Deferred income taxes	349.4	368.2
Other non-current liabilities	613.9	623.0
Total non-current liabilities	5,011.8	5,061.6
Total liabilities	6,020.2	6,175.2
Contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,864.2	6,936.7
Accumulated other comprehensive income	(78.1)	(27.0)
Retained earnings (accumulated deficit)	(2,048.0)	(2,067.6)
Total shareholders’ equity	4,738.1	4,842.1
Total liabilities and shareholders' equity	$10,758.3	$11,017.3

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	135.5	134.7

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash Flows From (For) Operating Activities
Net income (loss)	$19.6	$(116.9)
Adjustments to derive cash flows:
Depreciation and amortization	273.6	241.5
Share-based compensation	58.2	46.7
Restructuring charges	25.7	32.2
Amortization of debt discount (premium)	1.8	(2.8)
Foreign currency remeasurement loss	—	39.4
Loss on sale of business	—	1.4
Deferred income taxes	12.3	(19.6)
Gain on sale of assets	(4.0)	(5.8)
Other non-cash adjustments, net	(2.7)	3.4
Subtotal	384.5	219.5
Increase (decrease) in cash due to:
Accounts receivable	(70.6)	(38.6)
Accounts payable	(92.9)	46.1
Payroll and related taxes	(52.7)	(40.5)
Accrued income taxes	(54.4)	(50.1)
Inventories	(5.5)	(78.8)
Accrued liabilities	13.2	19.0
Prepaid expenses and other current assets	35.9	6.7
Accrued customer programs	20.5	15.7
Other operating, net	18.8	22.4
Subtotal	(187.7)	(98.1)
Net cash from operating activities	196.8	121.4
Cash Flows From (For) Investing Activities
Additions to property, plant and equipment	(75.0)	(70.0)
Acquisitions of businesses, net of cash acquired	—	(1,901.4)
Settlement of acquisition-related foreign currency derivatives	—	(37.1)
Asset acquisitions	—	(10.3)
Net proceeds from sale of businesses	—	58.7
Proceeds from sale of assets	2.0	24.8
Proceeds from royalty rights	18.3	2.7
Net cash for investing activities	(54.7)	(1,932.6)
Cash Flows From (For) Financing Activities
Cash dividends	(112.1)	(107.0)
Payments on long-term debt	(24.0)	(964.8)
Issuances of long-term debt	—	1,587.3
Payments for debt issuance costs	—	(20.9)
Premiums on early debt retirement	—	(12.2)
Proceeds on seller-financed divestiture		4.3
Other financing, net	(6.5)	(22.6)
Net cash (for) from financing activities	(142.6)	464.1
Effect of exchange rate changes on cash and cash equivalents	(1.9)	(63.5)
Net decrease in cash and cash equivalents	(2.4)	(1,410.6)
Cash and cash equivalents of continuing operations, beginning of period	600.7	1,864.9
Cash and cash equivalents held for sale, beginning of period	—	14.4
Cash and cash equivalents of continuing operations, end of period	$598.3	$468.7

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2023				Three Months Ended October 1, 2022
Consolidated Continuing Operations	Gross Profit	Operating Income	Income from Continuing Operations(1)	Diluted Earnings per Share(1)	Gross Profit	Operating Income	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$411.2	$62.1	$15.4	$0.11	$362.9	$33.1	$(52.1)	$(0.39)
As a % of reported net sales(2)	36.6%	5.5%	1.4%		33.0%	3.0%	(4.7)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	32.5	68.3	68.3	0.50	34.6	68.2	68.7	0.50
Restructuring charges and other termination benefits	—	15.1	15.1	0.11	—	19.5	19.5	0.15
Unusual litigation	—	2.5	2.5	0.02	—	0.8	0.8	0.01
Acquisition and integration-related charges and contingent consideration adjustments	—	0.7	0.7	0.01	3.7	11.5	11.5	0.08
Gain on investment securities	—	—	—	—	—	(0.1)	—	—
Loss on early debt extinguishment	—	—	—	—	—	—	(0.3)	—
Other (3)	(0.1)	1.7	1.8	0.01	—	—	—	—
Non-GAAP tax adjustments(4)	—	—	(16.8)	(0.12)	—	—	27.5	0.21
Adjusted	$443.6	$150.3	$87.0	$0.64	$401.2	$133.0	$75.6	$0.56
As a % of reported net sales(2)	39.5%	13.4%	7.7%		36.5%	12.1%	6.9%

Diluted weighted average shares outstanding (in millions)
			Reported	136.9				134.6
Effect of dilution as reported amount was a loss, while adjusted amount was income(5)				—				1.6
			Adjusted	136.9				136.2

Note: amounts may not add due to rounding. Percentages are based on actuals.
(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) Reported net sales for the three months ended September 30, 2023 and October 1, 2022 were $1,123.8 and $1,100.2, respectively.
(3) Other pre-tax adjustments include $1.0 million related to professional consulting fees for potential divestitures and $0.8 million related to a foreign jurisdiction transfer tax payment.
(4) Non-GAAP tax adjustments for the Three Months Ended September 30, 2023 are primarily due to $13.4 million of tax expense related to pre-tax non-GAAP adjustments, the interim tax accounting requirements in ASC740 - Income Taxes, plus the removal of (1) $2.8 million of tax benefit related to audit settlements and (2) $1.0 million of tax benefit related to valuation allowance. Non-GAAP tax adjustments for the Three Months Ended October 1, 2022 are primarily due to $28.6 million tax benefit related to pre-tax non-GAAP adjustments and the effect of the interim tax accounting requirements in ASC 740, Income Taxes, plus the removal of $1.5 million of tax benefit for nonrecurring legal entity restructuring.
(5) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (Continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2023				Nine Months Ended October 1, 2022
Consolidated Continuing Operations	Gross Profit	Operating Income	Income from Continuing Operations(1)	Diluted Earnings per Share(1)	Gross Profit	Operating Income	Income (Loss) from Continuing Operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$1,253.1	$167.5	$23.3	$0.17	$1,072.8	$47.9	$(118.2)	$(0.88)
As a % of reported net sales(2)	35.8%	4.8%	0.7%		32.5%	1.5%	(3.6)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	95.1	203.5	204.6	1.49	86.8	179.7	181.2	1.34
Restructuring charges and other termination benefits	0.1	24.3	24.3	0.18	—	33.3	33.3	0.25
Acquisition and integration-related charges and contingent consideration adjustments	—	7.1	7.1	0.05	10.2	71.1	127.1	0.94
Unusual litigation	—	7.7	7.7	0.06	—	3.6	3.6	0.03
Loss on early debt extinguishment	—	—	—	—	—	—	8.9	0.07
Impairment charges	—	—	—	—	—	4.6	4.6	0.03
Gain on divestitures and investment securities	—	(4.6)	(4.7)	(0.03)	—	(3.9)	(2.0)	(0.02)
Milestone payments received related to royalty rights	—	—	(10.0)	(0.07)	—	—	—	—
Other(3)	(0.1)	1.7	1.8	0.01	—	—	—	—
Non-GAAP tax adjustments(4)	—	—	(19.4)	(0.14)	—	—	(59.2)	(0.44)
Adjusted	$1,348.2	$407.2	$234.6	$1.72	$1,169.8	$336.3	$179.3	$1.32
As a % of reported net sales(2)	38.5%	11.6%	6.7%		35.5%	10.2%	5.4%

Diluted weighted average shares outstanding (in millions)
			Reported	136.6				134.4
Effect of dilution as reported amount was a loss, while adjusted amount was income(5)				—				1.3
			Adjusted	136.6				135.7
Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) Reported net sales for the nine months ended September 30, 2023 and October 1, 2022 were $3,498.7 and $3,296.3, respectively.
(3) Other pre-tax adjustments include $1.0 million related to professional consulting fees for potential divestitures and $0.8 million related to a foreign jurisdiction transfer tax payment.
(4) Non-GAAP tax adjustments for the Nine Months Ended September 30, 2023 are primarily due to $39.6 million of tax expense related to pre-tax non-GAAP adjustments, the interim tax accounting requirements in ASC740 - Income Taxes, plus the removal of (1) $17.8 million of tax expense related to audit settlements and (2) $2.1 million of tax expense related to valuation allowance. Non-GAAP tax adjustments for the Nine Months Ended October 1, 2022 are primarily due to $45.7 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of (1) $17.2 million tax benefit on dispositions of entities, offset by (2) $4.5 million tax expense for non-recurring legal entity restructuring.
(5) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2023			Three Months Ended October 1, 2022
Consolidated Continuing Operations	R&D Expense	DSG&A Expense	Restructuring and Other	R&D Expense	DSG&A Expense	Restructuring and Other
Reported	$29.6	$304.0	$15.5	$29.8	$281.0	$19.0
As a % of reported net sales(1)	2.6%	27.0%	1.4%	2.7%	25.5%	1.7%
Effective tax rate
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	(0.2)	(35.5)	—	(0.6)	(33.0)	—
Restructuring charges and other termination benefits	—	—	(15.0)	—	(0.4)	(19.1)
Acquisition and integration-related charges and contingent consideration adjustments	—	(0.7)	—	—	(7.8)	—
Unusual litigation	—	(2.5)	—	—	(0.8)	—
Loss on investment securities	—	—	—	—	—	0.1
Other (2)	—	(1.8)	—	—	—	—
Adjusted	$29.3	$263.4	$0.5	$29.2	$239.0	$—
As a % of reported net sales (1)	2.6%	23.5%	—%	2.7%	21.7%	—%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended September 30, 2023 and October 1, 2022 were $1,123.8 and $1,100.2, respectively.
(2) Other pre-tax adjustments include $1.0 million related to professional consulting fees for potential divestitures and $0.8 million related to a foreign jurisdiction transfer tax payment.

TABLE II (Continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2023			Nine Months Ended October 1, 2022
Consolidated Continuing Operations	R&D Expense	DSG&A Expense	Restructuring and Other	R&D Expense	DSG&A Expense	Restructuring and Other
Reported	$92.9	$967.8	$24.9	$90.5	$901.5	$32.9
As a % of reported net sales (1)	2.7%	27.6%	0.7%	2.7%	27.3%	1.0%
Effective tax rate
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	(0.3)	(108.1)	—	(1.3)	(91.6)	—
Restructuring charges and other termination benefits	—	(0.8)	(23.4)	—	(1.1)	(32.2)
Acquisition and integration-related charges and contingent consideration adjustments	—	(7.1)	—	—	(60.9)	—
Unusual litigation	—	(7.7)	—	—	(3.6)	—
Impairment charges	—	—	—	—	—	(4.6)
Loss on divestitures and investment securities	—	4.6	—	—	—	3.9
Other(2)	—	(1.8)		—	—	—
Adjusted	$92.6	$846.9	$1.5	$89.2	$744.3	$—
As a % of reported net sales (1)	2.6%	24.2%	—%	2.7%	22.6%	—%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Reported net sales for the nine months ended September 30, 2023 and October 1, 2022 were $3,498.7 and $3,296.3, respectively.
(2) Other pre-tax adjustments include $1.0 million related to professional consulting fees for potential divestitures and $0.8 million related to a foreign jurisdiction transfer tax payment.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2023		Three Months Ended October 1, 2022
Consolidated Continuing Operations	Interest and Other	Income Tax Expense	Interest and Other	Income Tax Expense
Reported	$42.9	$3.8	$36.6	$48.6
As a % of reported net sales (1)	3.8%	0.3%	3.3%	4.4%
Effective tax rate		19.7%		n/m
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	—	(0.5)	—
Gain on investment securities	—	—	(0.1)	—
Loss on early debt extinguishment	—	—	0.3	—
Other	(0.1)	—	—	—
Non-GAAP tax adjustments(2)	—	16.8	—	(27.5)
Adjusted	$42.8	$20.6	$36.3	$21.1
As a % of reported net sales (1)	3.8%	1.8%	3.3%	1.9%
Adjusted effective tax rate		19.2%		21.8%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended September 30, 2023 and October 1, 2022 were $1,123.8 and $1,100.2, respectively.
(2) Non-GAAP tax adjustments for the Three Months Ended September 30, 2023 are primarily due to $13.4 million of tax expense related to pre-tax non-GAAP adjustments, the interim tax accounting requirements in ASC740 - Income Taxes, plus the removal of (1) $2.8 million of tax benefit related to audit settlements and (2) $1.0 million of tax benefit related to valuation allowance. Non-GAAP tax adjustments for the Three Months Ended October 1, 2022 are primarily due to $28.6 million tax benefit related to pre-tax non-GAAP adjustments and the effect of the interim tax accounting requirements in ASC 740, Income Taxes, plus the removal of $1.5 million of tax benefit for nonrecurring legal entity restructuring.

TABLE III (Continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2023		Nine Months Ended October 1, 2022
Consolidated Continuing Operations	Interest and Other	Income Tax Expense	Interest and Other	Income Tax Expense (Benefit)
Reported	$121.5	$22.7	$172.7	$(6.6)
As a % of reported net sales (1)	3.5%	0.6%	5.2%	(0.2)%
Effective tax rate		49.5%		5.3%
Pre-tax adjustments:
Acquisition and integration-related charges and contingent consideration adjustments	—	—	(56.0)	—
Amortization expense primarily related to acquired intangible assets	(1.1)	—	(1.5)	—
Loss on early debt extinguishment	—	—	(8.9)	—
Loss (gain) on divestitures and investment securities	0.1	—	(1.9)	—
Milestone payments received related to royalty rights	10.0	—	—	—
Other	(0.1)	—	—	—
Non-GAAP tax adjustments(2)	—	19.4	—	59.2
Adjusted	$130.4	$42.2	$104.4	$52.6
As a % of reported net sales (1)	3.7%	1.2%	3.2%	1.6%
Adjusted effective tax rate		15.2%		22.7%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Reported net sales for the nine months ended September 30, 2023 and October 1, 2022 were $3,498.7 and $3,296.3, respectively.
(2) Non-GAAP tax adjustments for the Nine Months Ended September 30, 2023 are primarily due to $39.6 million of tax expense related to pre-tax non-GAAP adjustments, the interim tax accounting requirements in ASC740 - Income Taxes, plus the removal of (1) $17.8 million of tax expense related to audit settlements and (2) $2.1 million of tax expense related to valuation allowance. Non-GAAP tax adjustments for the Nine Months Ended October 1, 2022 are primarily due to $45.7 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of (1) $17.2 million tax benefit on dispositions of entities, offset by (2) $4.5 million tax expense for non-recurring legal entity restructuring.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended September 30, 2023				Three Months Ended October 1, 2022
Consumer Self-Care Americas	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$224.0	$19.6	$111.1	$91.1	$190.3	$16.7	$91.6	$75.2
As a % of reported net sales(1)	31.8%	2.8%	15.8%	12.9%	26.3%	2.3%	12.7%	10.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	4.5	—	(10.1)	14.5	7.1	—	(7.4)	14.6
Restructuring charges and other termination benefits	—	—	—	2.1	—	—	(0.4)	7.2
Acquisition and integration-related charges and contingent consideration adjustments	—	—	(0.5)	0.5	5.9	—	(1.6)	7.5
Adjusted	$228.5	$19.6	$100.5	$108.1	$203.3	$16.7	$82.2	$104.4
As a % of reported net sales	32.5%	2.8%	14.3%	15.4%	28.2%	2.3%	11.4%	14.5%

	Three Months Ended September 30, 2023				Three Months Ended October 1, 2022
Consumer Self-Care International	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$187.2	$10.0	$151.2	$13.6	$172.6	$13.1	$151.8	$1.3
As a % of reported net sales(1)	44.5%	2.4%	36.0%	3.2%	45.7%	3.5%	40.2%	0.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	28.0	(0.2)	(25.5)	53.7	27.4	(0.6)	(25.6)	53.5
Restructuring charges and other termination benefits	—	—	—	12.5	—	—	—	6.4
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	(2.1)	—	(3.0)	0.9
Other	(0.1)	—	—	(0.1)	—	—	—	—
Adjusted	$215.1	$9.7	$125.7	$79.7	$197.9	$12.5	$123.2	$62.1
As a % of reported net sales	51.2%	2.3%	29.9%	19.0%	52.4%	3.3%	32.6%	16.4%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) CSCA reported net sales for the three months ended September 30, 2023 and October 1, 2022 were $703.5 million and $722.3 million, respectively. CSCI reported net sales for the three months ended September 30, 2023 and October 1, 2022 were $420.3 million and $377.9 million, respectively.

TABLE IV (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Nine Months Ended September 30, 2023				Nine Months Ended October 1, 2022
Consumer Self-Care Americas	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$659.3	$54.5	$328.1	$272.0	$555.0	$51.9	$260.0	$240.0
As a % of reported net sales (1)	29.7%	2.5%	14.8%	12.3%	25.7%	2.4%	12.0%	11.1%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	12.8	—	(30.4)	43.1	18.6	—	(22.1)	40.6
Restructuring charges and other termination benefits	0.1	—	—	4.4	—	—	(0.4)	7.3
Acquisition and integration-related charges and contingent consideration adjustments	—	—	(1.8)	1.8	10.7	—	(1.6)	12.5
(Gain) loss on investment securities	—	—	—	—	—	—	—	(3.9)
Adjusted	$672.2	$54.5	$296.0	$321.4	$584.3	$51.9	$235.9	$296.5
As a % of reported net sales (1)	30.3%	2.5%	13.4%	14.5%	27.0%	2.4%	10.9%	13.7%

	Nine Months Ended September 30, 2023				Nine Months Ended October 1, 2022
Consumer Self-Care International	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$593.8	$38.3	$493.5	$43.6	$517.8	$38.6	$452.1	$19.0
As a % of reported net sales (1)	46.4%	3.0%	38.5%	3.4%	45.6%	3.4%	39.8%	1.7%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	82.4	(0.3)	(77.7)	160.3	68.2	(1.3)	(69.4)	139.0
Restructuring charges and other termination benefits	—	—	(0.8)	19.2	—	—	—	8.1
Acquisition and integration-related charges and contingent consideration adjustments	—	—	(1.5)	1.5	(0.5)	—	(3.4)	2.8
(Gain) loss on divestitures and investment securities	—	—	4.6	(4.6)	—	—	—	—
Other	(0.1)	—	—	(0.1)	—	—	—	—
Adjusted	$676.1	$38.1	$418.1	$220.0	$585.5	$37.3	$379.3	$168.9
As a % of reported net sales (1)	52.8%	3.0%	32.6%	17.2%	51.5%	3.3%	33.4%	14.9%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) CSCA reported net sales for the nine months ended September 30, 2023 and October 1, 2022 were $2,217.9 million and $2,160.2 million, respectively. CSCI reported net sales for the nine months ended September 30, 2023 and October 1, 2022 were $1,280.7 million and $1,136.1 million, respectively.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
Consolidated Continuing Operations	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Net Sales	$1,123.8	$1,100.2	2.2%	$3,498.7	$3,296.3	6.1%
Less: Currency impact(1)	22.4	—	(2.1)%	(12.7)	—	0.4%
Constant currency net sales	$1,101.4	$1,100.2	0.1%	$3,511.4	$3,296.3	6.5%
Less: Divestitures(2)	—	—	—%	—	19.3	0.7%
Less: Exited product lines(4)	1.0	13.4	1.1%	9.1	40.5	1.0%
Less: Acquisitions(3)	27.0	—	(2.5)%	188.8	—	(5.8)%
Organic net sales	$1,073.4	$1,086.8	(1.2)%	$3,313.4	3,236.7	2.4%

	Three Months Ended			Nine Months Ended
Consumer Self-Care Americas	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Net Sales	$703.5	$722.3	(2.6)%	$2,217.9	$2,160.2	2.7%
Less: Currency impact(1)	(0.3)	—	—%	(1.5)	—	—%
Constant currency net sales	$703.9	$722.3	(2.6)%	$2,219.4	$2,160.2	2.7%
Less: Divestitures(2)	—	—	—%	—	19.3	0.9%
Less: Exited product lines(4)	1.0	10.0	1.2%	8.2	30.1	1.1%
Less: Acquisitions(3)	27.0	—	(3.8)%	120.6	—	(5.5)%
Organic net sales	$675.8	$712.3	(5.1)%	$2,090.6	$2,111.0	(1.0)%

	Three Months Ended			Nine Months Ended
Consumer Self-Care International	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Net Sales	$420.3	$377.9	11.2%	$1,280.7	$1,136.1	12.7%
Less: Currency impact(1)	22.7	—	(6.0)%	(11.2)	—	1.0%
Constant currency net sales	$397.6	$377.9	5.2%	$1,291.9	$1,136.1	13.7%
Less: Divestitures(2)	—	—	—%	—	—	—%
Less: Exited product lines(4)	—	3.4	1.0%	0.9	10.4	1.0%
Less: Acquisitions(3)	—	—	—%	68.3	—	(6.1)%
Organic net sales	$397.6	$374.5	6.2%	$1,222.8	$1,125.7	8.6%

Note: amounts may not add due to rounding. Percentages are based on actuals.
(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestitures of Latin American businesses and ScarAway®.
(3) Represents acquisition of HRA Pharma in CSCA and CSCI on a constant currency basis (four months of sales for the first half of 2023, as it was acquired on April 29, 2022), and Nestlé's Gateway Infant Formula Plant and Good Start® infant formula brand in CSCA.
(4) Exited product lines represents strategic actions taken across multiple product categories as part of our Supply Chain Reinvention Program, primarily driven by Nutritional drinks within the Nutrition category.

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
CSCA Net Sales	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Nutrition	$130.7	$124.4	5.1%	$435.4	$376.7	15.6%
Upper Respiratory	130.2	132.2	(1.5)%	422.2	430.9	(2.0)%
Digestive Health	117.1	119.6	(2.1)%	368.0	363.3	1.3%
Pain and Sleep-Aids	94.1	104.0	(9.5)%	295.0	309.5	(4.7)%
Healthy Lifestyle	79.4	73.8	7.6%	220.1	208.7	5.5%
Oral Care	76.5	83.6	(8.5)%	237.8	230.6	3.1%
Skin Care	47.6	48.9	(2.7)%	150.7	138.4	8.9%
Women's Health	10.2	12.4	(17.7)%	34.6	32.6	6.1%
VMS and Other CSCA	17.7	23.4	(24.4)%	54.1	69.5	(22.2)%
Total CSCA Net Sales	$703.5	$722.3	(2.6)%	$2,217.9	$2,160.2	2.7%

	Three Months Ended				Constant Currency Change (1)	Nine Months Ended				Constant Currency Change (1)
CSCI Net Sales	September 30, 2023	October 1, 2022	% Change	Currency Impact (1)		September 30, 2023	October 1, 2022	% Change	Currency Impact (1)
Skin Care	$86.7	$81.1	6.9%	(2.5)%	4.4%	$293.1	$257.5	13.8%	4.4%	18.2%
Upper Respiratory	78.2	69.2	13.0%	(7.9)%	5.1%	227.9	194.5	17.2%	(0.3)%	16.9%
Pain and Sleep-Aids	61.1	46.1	32.5%	(9.5)%	23.0%	163.8	149.2	9.8%	(0.3)%	9.5%
Healthy Lifestyle	52.4	47.6	10.1%	(5.7)%	4.4%	179.4	165.6	8.3%	(0.2)%	8.1%
VMS	46.1	46.4	(0.6)%	(6.9)%	(7.5)%	135.4	138.2	(2.0)%	(1.1)%	(3.1)%
Women's Health	28.5	28.7	(0.7)%	(6.3)%	(7.0)%	89.5	65.7	36.2%	(0.6)%	35.6%
Oral Care	24.8	21.7	14.3%	(7.8)%	6.5%	75.5	71.2	6.0%	—%	6.0%
Digestive Health and Other CSCI	42.5	37.1	14.6%	(3.8)%	10.8%	116.1	94.2	23.2%	3.6%	26.8%
Total CSCI Net Sales	$420.3	$377.9	11.2%	(6.0)%	5.2%	$1,280.7	$1,136.1	12.7%	1.0%	13.7%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.

TABLE VII
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Nine Months Ended
Consolidated Continuing Operations	September 30, 2023	October 1, 2022	Total Change		September 30, 2023	October 1, 2022	Total Change
Adjusted gross margin	39.5%	36.5%		300 bps	38.5%	35.5%	0	300 bps
Adjusted operating income	$150.3	$133.0	$17.3	13.0%
Adjusted EPS	$0.64	$0.56		14.3%	$1.72	$1.32	0.4	30.3%

Consumer Self-Care International
Adjusted gross margin	51.2%	52.4%		(120) bps
Adjusted operating income	$79.7	$62.1	$17.5	28.2%

Consumer Self-Care Americas
Adjusted gross margin	32.5%	28.2%		430 bps
Adjusted operating income	$108.1	$104.4	$3.7	3.5%

Consolidated Continuing Operations	Three Months Ended
Cash Conversion	September 30, 2023
Adjusted net income	$87.0
Net cash from operating activities	$124.7
Cash conversion	143%

Sequential Comparison

	Three Months Ended
Consolidated Continuing Operations	September 30, 2023	July 1, 2023	Total Change
Adjusted gross margin	39.5%	38.7%	80 bps

Note: amounts may not add due to rounding. Percentages are based on actuals.

TABLE VIII
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

Full Year
2023 Guidance
Reported Diluted EPS	$0.40 - $0.50
Pre-tax adjustments:(1)
Amortization expense primarily related to acquired intangible assets	2.00
Restructuring charges and other termination benefits	0.32
Acquisition and integration-related charges and contingent consideration adjustments	0.07
Unusual litigation	0.07
(Gain) loss on divestitures and investment securities	(0.03)
Milestone payments received related to royalty rights	(0.07)
Non-GAAP tax adjustments(2)	(0.25)
Adjusted Diluted EPS	$2.50 - $2.60

Reported Net Sales Growth	4.0% - 6.0%
Acquisitions, Divestitures, Exited Product Lines and HRA 1x distribution transition	3.0%
Organic Net Sales Growth	1.0% - 3.0%

Reported Effective Tax Rate	30.6%
Non-GAAP tax adjustments	(16.6)%
Adjusted Effective Tax Rate	14.0%

Note: amounts may not add due to rounding. Percentages are based on actuals.

(1) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(2) The non-GAAP tax adjustments are tax effect of pre-tax non-GAAP adjustments.